IMH Financial Corporation Reports Second Quarter 2014 Results

* 44% Increase in EBITDA
* 75% Increase in Revenues

FOR IMMEDIATE RELEASE

SCOTTSDALE, ARIZONA, August 18, 2014 – IMH Financial Corporation (“IMH” or “the Company”) announced today that it filed its Quarterly Report on Form 10-Q for the period ended June 30, 2014 with the Securities and Exchange Commission on August 14, 2014. Following are financial and operational highlights for the quarter and six months ended June 30, 2014:

Three Month Summary Results

•
Top line revenue (the sum of operating property revenue, investment and other income, and mortgage loan income) increased by approximately 75%, to $8.9 million, for the three months ended June 30, 2014, as compared to $5.1 million for the three months ended June 30, 2013.

•
The Company recorded gains from the disposal of assets of $6.6 million during the three months ended June 30, 2014, as compared to gains from the disposal of assets of $0.7 million for the three months ended June 30, 2013.

•
EBITDA for the second quarter of 2014 was $4.3 million, a 44% improvement over the same period in 2013. Net loss for the second quarter of 2014, which included $1.0 million of non-cash amortization and depreciation, was $1.5 million, compared to a net loss of $2.3 million, including $623,000 of non-cash depreciation and amortization, for the three months ended June 30, 2013, representing a 38% year-over-year improvement.

•	Basic and diluted loss per common share for the three months ended June 30, 2014 was $0.09 compared to $0.14 for the three months ended June 30, 2013.

Six Month Summary Results

•	For the six months ended June 30, 2014, top line revenue increased 123%, or $8.5 million, to $15.5 million from $7.0 million for the six month period ended June 30, 2013.

•
During the six months ended June 30, 2014, the Company recorded gains of $12.0 million from the disposal of assets compared to gains of $0.7 million on asset disposals for the same six month period last year.

•
EBITDA for the six months ended June 30, 2014 was $7.1 million, an improvement of 188% over the corresponding period in 2013. Net loss for the six months ended June 30, 2014, including $2.0 million of non-cash depreciation and amortization, was $4.5 million, a 39% improvement from the net loss of $7.3 million for the six month period ended June 30, 2013, which included $1.1 million of non-cash depreciation and amortization.

•	Basic and diluted loss per common share for the six months ended June 30, 2014 was $0.27 compared to $0.43 for the six months ended June 30, 2013.

•	Total assets were $224.9 million as of June 30, 2014 compared to $237.4 million as of December 31, 2013.

Lawrence Bain, CEO and Chairman of IMH, said, “As markets continue to recover, we believe that we will be able to identify and fund attractive real estate-based debt and mezzanine investment opportunities in order to return to profitability and growth. We believe that the changes put in place at the Company over the past several years are beginning to be reflected in our improved financial performance.”

Mr. Bain continued, "We feel that our current portfolio of assets are favorably positioned and will be complemented by our future investment activities, which we believe will be significant. The recent changes announced in our capital structure should position us well for future earnings in the coming quarters, excluding certain anticipated one-time charges in the third quarter resulting from our debt restructuring. We anticipate the momentum to carry into the second half of 2014."

Reflecting specifically on both the Company’s quarter over quarter performance and quarterly trends, Mr. Bain added, “I am never satisfied with losses. I am pleased, however, with the progress we are making to increase our revenues and decrease our core operating expenses. We continue to be burdened by high interest expenses on our debt, which we are aggressively working to reduce. Our continued push toward improved earnings is underscored by the fact that we achieved positive EBITDA for the second straight quarter and an increase in EBITDA for the third straight quarter, both major milestones for the Company.”

Use of Non-GAAP Financial Information

EBITDA is considered a “non-GAAP financial measure” under SEC guidelines. The Company believes that this non-GAAP financial measure provides a more complete understanding of ongoing operations and enhances comparability of current results to prior periods. The Company also believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because EBITDA is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, it should be considered along with, and not as an alternative to, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance.

A reconciliation of Company net losses, as reported, to EBITDA for the current and prior year’s quarter and respective six month periods follow.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net Loss, as reported	$(1,454)	$(2,348)	$(4,460)	$(7,288)
Interest Expense	4,722	4,680	9,589	8,688
Depreciation and Amortization Expense	997	623	2,002	1,075
Earnings before Interest, Taxes, Depreciation and Amortization	$4,265	$2,955	$7,131	$2,475

About IMH Financial Corporation
IMH Financial Corporation is a Scottsdale, Arizona based real estate lender and investor. As a public reporting entity, ("IMH") files periodic reports with the SEC. For additional financial and other important information pertaining to IMH, individuals can visit www.sec.gov and reference CIK #1397403.

Forward-Looking Statements
Our future plans and other statements in this letter about expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts constitute forward-looking statements. In some cases, you can identify forward looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “feel,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “should,” “see,” “hope,” “view,” and “would” or the negative of these terms or other comparable terminology. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation the risk that we will be unable or otherwise decide not to make proposed future distributions and other risks and uncertainties related to the Company that can be found under the heading “Risk Factors” in the company's most recent annual report on Form 10-K and other filings with the SEC.

These forward looking statements are based on information currently available to us and actual results may differ as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. These forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should not place undue reliance on these forward-looking statements.

Supplemental Financial Statement Data

IMH FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2014	December 31, 2013
ASSETS	(Unaudited)
Cash and Cash Equivalents	$9,518	$7,875
Restricted Cash and Cash Equivalents	16,559	5,777
Mortgage Loans Held for Sale, Net	12,634	12,541
Real Estate Acquired through Foreclosure Held for Sale	63,938	86,562
Real Estate Acquired through Foreclosure Held for Development	11,872	12,262
Operating Properties Acquired through Foreclosure	102,120	103,683
Deferred Financing Costs, Net	3,080	3,733
Other Receivables	1,480	983
Other Assets	2,925	3,159
Property and Equipment, Net	731	826
Total Assets	$224,857	$237,401

LIABILITIES
Accounts Payable and Accrued Expenses	$7,303	$8,400
Accrued Property Taxes	746	1,084
Accrued Interest Payable	3,558	2,974
Tenant Deposits and Funds Held for Others	275	1,016
Convertible Notes Payable and Deferred Interest, Net of Discount	57,639	54,975
Notes Payable, Net of Discount	42,097	46,043
Capital Lease Obligation	1,226	1,251
Special Assessment Obligations	5,097	5,339
Exit Fee Payable	10,460	10,448
Total Liabilities	128,401	131,530

Fair Value of Puttable Shares Pursuant to Legal Settlement	—	4,871

Commitments and Contingent Liabilities

STOCKHOLDERS' EQUITY
Common stock, $.01 par value; 200,000,000 shares authorized; 16,873,880 shares issued at June 30, 2014 and December 31, 2013; 15,563,546 and 16,832,221 shares outstanding at June 30, 2014 and December 31, 2013, respectively	169	169
Preferred stock, $.01 par value; 100,000,000 shares authorized; none outstanding	—	—
Less: Treasury stock, 1,310,334 and 41,659 shares at June 30, 2014 and December 31, 2013, respectively	(5,399)	(172)
Paid-in Capital	725,293	720,150
Accumulated Deficit	(623,607)	(619,147)
Total Stockholders' Equity	96,456	101,000

Total Liabilities and Stockholders' Equity	$224,857	$237,401

IMH FINANCIAL CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

REVENUE:
Operating Property Revenue	$7,689	$4,042	$13,727	$5,405
Investment and Other Income	553	857	890	1,166
Mortgage Loan Income, Net	650	197	870	384
Total Revenue	8,892	5,096	15,487	6,955

OPERATING EXPENSES:
Operating Property Direct Expenses (exclusive of Interest and Depreciation)	6,236	3,388	11,243	4,498
Expenses for Non-Operating Real Estate Owned	593	444	1,146	924
Professional Fees	2,739	1,836	5,361	3,486
General and Administrative Expenses	1,642	1,344	3,154	2,722
Interest Expense	4,722	4,680	9,589	8,688
Depreciation and Amortization Expense	997	623	2,002	1,074
Settlement and Related Costs	—	805	—	1,123
Total Operating Expenses	16,929	13,120	32,495	22,515

RECOVERY OF CREDIT LOSSES AND GAIN ON DISPOSAL OF ASSETS:
Gain on Disposal of Assets	(6,583)	(711)	(12,000)	(701)
Recovery of Credit Losses	—	(4,965)	(548)	(7,571)
Total Recovery of Credit Losses and Gain on Disposal	(6,583)	(5,676)	(12,548)	(8,272)

Total Costs and Expenses	10,346	7,444	19,947	14,243

Loss before Income Taxes	(1,454)	(2,348)	(4,460)	(7,288)

Provision for Income Taxes	—	—	—	—

NET LOSS	$(1,454)	$(2,348)	$(4,460)	$(7,288)

Basic and diluted loss per common share
Net Loss per Share	$(0.09)	$(0.14)	$(0.27)	$(0.43)
Weighted Average Common Shares Outstanding	15,939,966	16,873,880	16,383,629	16,873,880

IMH FINANCIAL CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2014	2013

CASH FLOWS - OPERATING ACTIVITIES
Net Loss	$(4,460)	$(7,288)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash Provision (Recovery of) Credit Losses	—	(6,700)
Stock-Based Compensation and Option Amortization	272	268
Gain on Disposal of Assets	(12,000)	(701)
Amortization of Deferred Financing Costs	1,363	989
Depreciation and Amortization Expense	2,002	1,074
Investment Discount Amortization	—	(381)
Accretion of Mortgage Income	(524)	—
Accretion of Discount on Notes Payable	1,145	1,002
Increase (decrease) in cash resulting from changes in:
Accrued Interest Receivable	85	(374)
Other Receivables	(497)	(848)
Other Assets	(505)	194
Accrued Property Taxes	(338)	(1,032)
Accounts Payable and Accrued Expenses	65	1,569
Accrued Interest Payable	2,126	1,968
Liabilities of Assets Held for Sale	—	370
Tenant Deposits and Funds Held for Others	—	(99)
Total adjustments, net	(6,806)	(2,701)
Net cash used in operating activities	(11,266)	(9,989)

CASH FLOWS - INVESTING ACTIVITIES
Proceeds from Sale/Recovery of Real Estate Owned	39,841	5,653
Purchases of Property and Equipment	(8)	(238)
Investment in Strategic Wealth & Income Fund LLC	—	24
Issuance of Other Notes Receivables	(2,100)	—
Mortgage Loan Fundings and Protective Advances	—	(471)
Mortgage Loan Repayments	5,589	7,762
Collection of Other Notes Receivables	2,100	—
Preferred Equity Investment	—	(15,000)
Investment in Real Estate Owned	(2,529)	(841)
Capitalized Foreclosure Acquisition Costs	—	(2,473)
Net cash provided by (used in) investing activities	42,893	(5,584)

IMH FINANCIAL CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)

	Six Months Ended June 30,
	2014	2013
CASH FLOWS - FINANCING ACTIVITIES
Proceeds from Notes Payable	262	10,150
Proceeds from Convertible Notes Payable	70	—
Debt Issuance Costs Paid	(710)	(1,072)
(Increase) Decrease in Restricted Cash	(10,782)	9,656
Repayments of Notes Payable	(17,510)	(1,217)
Purchase of Notes Payable	(1,289)	—
Repayments of Capital Leases	(25)	—
Dividends Paid	—	(800)
Purchase of Treasury Stock	—	—
Net cash provided by (used in) financing activities	(29,984)	16,717

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,643	1,144

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,875	3,084

CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,518	$4,228

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$5,543	$6,919
Real Estate Acquired Through Foreclosure or Deed in Lieu of Foreclosure	$—	$91,380
Deferred Interest added to Notes Payable Principal	$1,529	$1,453
Seller Financing provided for Asset Sales	$8,400	$1,085
Accounts Payable and Accrued Liabilities Assumed in Foreclosure	$—	$3,382
Capital Lease Obligation Assumed in Foreclosure	$—	$1,279
Note Payable Assumed in Foreclosure	$—	$24,712
Reclassification of Paid in Capital to Fair Value of Puttable Shares Pursuant to Legal Settlement	$4,871	$—
Debt assumed for Asset Acquisitions	$7,875	$—
Non-cash Issuance of Exchange Offering Debt	$6,389	$—